                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to

                         Titan Motorcycle Co. of America
                         -------------------------------
                (Name of Registrant as Specified In Its Charter)




Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_| Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

         -----------------------------------------------------------------------


     4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


     5) Total fee paid:

         -----------------------------------------------------------------------


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

     3)  Filing Party:

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     4)  Date Filed:

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
                         TITAN MOTORCYCLE CO. OF AMERICA
                             2222 West Peoria Avenue
                             Phoenix, Arizona 85029
                            Telephone (602) 861-6977

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2000

To the Stockholders of Titan Motorcycle Co. of America:

     The annual meeting of the holders of the common stock of Titan Motorcycle Co. of America will be held at 9:00 a.m. local time on Wednesday, July 26, 2000 at the Camelback Inn; 5402 East Lincoln Drive; Scottsdale, Arizona, for the following purposes:

         - To elect a Board of Directors of five members to serve until the year 2001 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

         - To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP, independent certified public accounts, as the independent auditors for the year ending December 30, 2000;

         - To authorize the issuance of shares of the Company's common stock to preferred stockholders upon the exercise of conversion rights; and

         - To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed June 15, 2000 as the record date for the Annual Meeting with respect to this solicitation. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

     The Company's Annual Report to stockholders is enclosed with this Notice and Proxy Statement.

                                    By Order of the Board of Directors

                                    ----------------------------------
                                    Francis S. Keery, CEO
Phoenix, Arizona
June ___, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE, AS SPECIFIED IN THE PROXY STATEMENT.

                         TITAN MOTORCYCLE CO. OF AMERICA
                             2222 West Peoria Avenue
                             Phoenix, Arizona 85029
                            Telephone (602) 861-6977


                                 PROXY STATEMENT

         This Proxy Statement is furnished to the stockholders of TITAN MOTORCYCLE CO. OF AMERICA, a Nevada corporation ("Titan" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time on Wednesday, June 26 , 2000, and any adjournment thereof. The Meeting of Stockholders will take place at the Camelback Inn; 5402 East Lincoln Drive; Scottsdale, Arizona. A copy of the Notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on June 25, 2000.

         Only stockholders of record at the close of business on June 15, 2000, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Company had _____________ outstanding shares of Common Stock, which are the only securities of the Company entitled to vote at the stockholders' meeting, each share being entitled to one vote.

         Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting. The affirmative vote of the stockholders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting is required for the confirmation of the appointment of auditors for the current fiscal year. The affirmative vote of the stockholders of at least a majority of the outstanding shares of Common Stock of the Company is required for the approval of the issuance of shares of the Company's common stock to preferred stockholders upon the exercise of conversion rights.

         Stockholders who execute proxies may revoke them by giving written notice to the secretary of the Company at any time before such proxies are voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending (1) shall, in writing, notify the secretary of the meeting at any time prior to the voting of the proxy, or (2) shall vote in person at the meeting.

         The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting other than the election of directors, the confirmation of the appointment of auditors for the current fiscal year, and the approval of the issuance of common stock to preferred stockholders upon the exercise of conversion rights. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

         All proxies received pursuant to this solicitation will be voted except as to matters where


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
authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of Titan intend to vote:

         -        for the election of the named directors;

         - for the confirmation of the appointment of independent public accountants for fiscal year 2000, ending December 30, 2000; and

         - for the approval of the issuance of shares of the Company's common stock to preferred stockholders upon the exercise of conversion rights.

         In determining whether a proposal is approved, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

                                CORPORATE MATTERS

         The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

                              ELECTION OF DIRECTORS
                                 (PROPOSAL NO.1)

         At the meeting, five (5) directors are to be elected, each to hold office until the next annual meeting and until a respective successor has been elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which the management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the management prior to or at the meeting, or, if no substitute is selected by the management prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information contained in this Proxy Statement concerning the nominees and their security holdings has been furnished by them to the Company.



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

            NAME              AGE                 POSITIONS HELD                  PERIOD OF SERVICE AS
                                                                                     DIRECTORS
------------------------------------------------------------------------------------------------------


Francis S. Keery               57      Chairman of the Board and CEO             Since December 1994
------------------------------------------------------------------------------------------------------
Patrick Keery                  31      President and Director                    Since December 1994
------------------------------------------------------------------------------------------------------
Barbara S. Keery               56      Vice President, Secretary and             Since December 1994
                                       Director
------------------------------------------------------------------------------------------------------
Harry H. Birkenruth            69      Director                                  Since August 1998
------------------------------------------------------------------------------------------------------
H.B. Tony Turner               62      Director                                  Since August 1998
------------------------------------------------------------------------------------------------------


FRANK (FRANCIS S.) KEERY - CHAIRMAN AND CEO

         Frank Keery, age 57, currently resides with his wife, Barbara Keery, in Phoenix, Arizona.

         Mr. Keery received a B.S. degree in Electrical Engineering from the University of Detroit in 1966 and an MBA degree from Western New England University in 1969.

                  Subsequent to completion of his formal education, Mr. Keery has held various management and administrative positions. For 17 years Mr. Keery worked with Rogers Corporation, a NYSE listed corporation, involved in the manufacture and marketing of specialty materials, components and systems to the automotive and electronics markets internationally. In this capacity he served variously as an executive in charge of new division startups, manufacturing, management, operation "turnarounds", and international sales from approximately 1969 to 1986. Most of these assignments carried full profit and loss responsibilities of independent units.

         From 1986 to 1994, Mr. Keery was primarily employed in multiple positions as an outside and in-house business consultant. In 1989 to 1991 he was the CEO for Swanson Manufacturing, Inc.

         For the three-year period ending in August 1994, Frank Keery was CEO of the Company Store, a privately held mail order company with annual sales of approximately Eighty Million Dollars.

         From August 1994 to the present, Mr. Keery has been chairman of Paragon Custom Cycles, which later became Titan Motorcycle of America. In this capacity he has used his management and marketing experience as the chairman of the board and CEO.

PATRICK KEERY - PRESIDENT/DIRECTOR

         Patrick Keery, age 31, resides in Scottsdale, Arizona. He is the son of Frank and Barbara Keery, who also serve as directors of the Company.

         Mr. Keery has been President of Titan since inception, and owned and operated its predecessor entity, Paragon Custom Cycles. Mr. Keery brings unique skills in the assembly, design and engineering of custom built motorcycles.

         Mr. Keery is a 1992 graduate of Arizona State University where he obtained a B.S. degree in finance.

         Since 1993, Mr. Keery operated and was the owner and manager of Paragon Custom Cycles doing custom design, assembly and rebuilding of large displacement motorcycles until he became the President of the reorganized Company in December of 1995.

         During the period of 1992 to 1993, Mr. Keery worked as a financial analyst for the George S. May International Co., a consulting firm specializing in providing services to small to medium capital companies.

         Mr. Keery is heavily involved in developing the Company's dealer network and overseeing the sales and marketing efforts. He continues to play a lead role in motorcycle styling and product development.

BARBARA KEERY - VICE PRESIDENT/SECRETARY/DIRECTOR

         Barbara Keery, age 56, currently resides with her husband, Frank Keery, in Phoenix, Arizona.

         Barbara S. Keery received her Masters Degree in Business Education from the University of Connecticut in 1970 and her Bachelors Degree in Business Education from the State University of New York at Albany. From 1964 through 1969 she taught high school business administration courses in South Windsor, Connecticut and Oak Park, Michigan. As a licensed real estate agent, she served on the chairman's board of Russ Lyon Realty and was a member of the Scottsdale Million Dollar Club in 1987 and 1988.

         From its inception in 1995, Mrs. Keery has served as the corporate secretary and Vice-President for the Company. In 1997, a new product line was created for exclusive Titan clothing and accessories which is administered by Mrs. Keery.

HARRY H. BIRKENRUTH - DIRECTOR

         Harry H. Birkenruth, age 69, resides with his wife in Storrs, Connecticut.

         Mr. Birkenruth graduated with high honors from the City College of New York in 1953. In 1957 he graduated with distinction from the Harvard Graduate School of Business


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
Administration. In 1960 Mr. Birkenruth joined Rogers Corporation and became its Chief Financial Officer in 1967 and served as its Senior Vice President Polymer Products in 1986. Rogers Corporation manufactures specialty materials, primarily for wireless communications and computer applications, with its principal place of business in Rogers, Connecticut.

         Beginning in 1990, Mr. Birkenruth served as Executive Vice President of Rogers Corporation and in April 1992 became its President and Chief Executive Officer until March 31, 1997, when he became Chairman of the Board of Directors of the company. On June 30, 1998, Mr. Birkenruth retired as Chairman of Rogers Corporation and continues to serve as a director and consultant to the company.

         For the past two years, Mr. Birkenruth has also served as the Vice Chairman of the Board of Directors of Instrument Manufacturing Company, a company specializing in electrical cable diagnostic instruments.

         Mr. Birkenruth serves on the Advisory Board of the Institute of Material Sciences at the University of Connecticut and has previously served as a member of the Executive Committee and Board of Directors of the Connecticut Business and Industry Association; a member of the Board of Overseers of the University of Connecticut's School of Business; as a Trustee of the Connecticut Policy and Economic Counsel; and has served several terms as a member of the Board of Trustees and as an incorporator of the Windham Community Memorial Hospital.

H. B. TONY TURNER

         Tony Turner, age 62, resides in Paradise Valley, Arizona.

         Mr. Turner graduated in 1958 with a Bachelors degree from Duke University. In 1962 he graduated from the Harvard Graduate School of Business Administration.

         Subsequent to his graduation from graduate school, Mr. Turner has engaged in a broad variety of work experiences including as Chairman, President and CEO of Ardshield, Inc., a leveraged buy-out and investment banking firm (1980-1992); Executive Vice President and Director of Investment Banking for Shearson Haden Stone (1978-1980); Vice President in the leveraged buy-out department of Oppenheimer & Co. (1976-1978); Vice President Finance and Chief Administrative Officer of N-REN Corp., a privately held fertilizer company; Assistant Secretary for Administration of the U.S. Department of Commerce (1973-1975); First Vice President and Director of Mitchum, Jones & Templeton, a regional investment banking company (1967-1973); Treasurer and Director of Corporate Planning of Star-Kist Foods, Inc., a subsidiary of H.J. Heinz (1964-1967); and Controller of a financial corporation of Arizona where he served as the Chief Accounting Officer of a financial holding company.

                        OTHER OFFICERS OF THE CORPORATION

ROBERT P. LOBBAN - CHIEF FINANCIAL OFFICER

         Mr. Robert P. Lobban, age 45, currently resides in Gilbert, Arizona with his wife Susan.

         Mr. Lobban holds a Masters of Business Administration Degree (M.B.A.) from Harvard Graduate School of Business which he obtained in 1981. Mr. Lobban earlier obtained a B.S. degree in Industrial Engineering from Northeastern University in 1977. He graduated first in his class and was a Magna Cum Laude graduate.

         During the period of his formal education, Mr. Lobban obtained considerable practical experience in working in full-time positions as an engineer, analyst and supervisor with such companies as Digital Equipment Corporation, Texas Instruments, New England Medical Center Hospitals and the Phillips Manufacturing Company. From 1981 through 1982, he worked as a Controller with the Fiberloys Division of the Rogers Corporation. From 1982 to 1984 he was the Controller for the Flexible Interconnections Division of Rogers Corporation in Chandler, Arizona and was promoted to Administrative Manager with that division from 1984 through 1987. From 1987 through 1988 he worked for Pacific Biosystems, Inc., a start-up company involved in the medical equipment industry as its Vice President and Chief Financial Officer.

         In 1988, he joined Gemini Consulting as a Consultant and was promoted through several positions to the level of Principal. In these positions, Mr. Lobban was responsible for leading large teams in multi-million dollar projects to improve the financial performance of over 30 companies, most in the Fortune
500. Gemini Consulting of Morristown, New Jersey is an international business consulting firm. In 1995, he joined the George Group of Dallas, Texas as a Director and then Vice-President, where he was responsible for managing multiple client engagements in turnaround/major improvement situations.

         During 1997 he became associated full-time with the Company and provides valuable service as its Chief Financial Officer supervising general accounting, finance, investor relations, information systems, and human resources as well as its procurement and materials management functions. He is also charged with leading the Company's cost reduction efforts.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

         A proposal will be presented at the meeting to approve the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants. A representative of this accounting firm is expected to be present at the annual meeting to respond to questions and to make a statement, if he desires to do so. He will also be available to respond to appropriate questions regarding the financial statements of the Company.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         Effective December 28, 1998 the registrant dismissed Jones, Jensen & Company (herein referred to as the "former accountants") as the independent accountants who are engaged to audit the registrant's financial statements. This decision to change accountants was not based upon any disagreement with the former accountants.

         The former accountants' report on the financial statements of the registrant for either of the past two years has not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the registrant's two most recent fiscal years, and any subsequent interim period preceding the dismissal of the former accountants, there have been no disagreements with the former accountants on any matter of accounting principles or practices, or financial statement disclosure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make references to the subject matter of the disagreements in connection with their report.

         Further, during the registrant's two most recent fiscal years, and any subsequent interim period preceding the dismissal of the former accountants, the former accountants have not advised the registrant (a) that the internal controls necessary for the registrant to develop reliable financial statements do not exist; (b) that information has come to the accountants' attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management; (c) or the need to expand significantly the scope of their audit; (d) that information has come to the former accountants' attention that, if further investigated, may materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering an unqualified audit report on those financial statements), or cause them to be unwilling to rely on management's representations or be associated with the registrant's financial statements; or (e) that information has come to the former accountants' attention that they have concluded materially impacts the fairness or reliability of either, (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the former accountants' satisfaction, would prevent them from rendering an unqualified audit report on those financial statements).

         The registrant engaged as its new independent accountants, the firm of PricewaterhouseCoopers, LLP. The effective date of the engagement of PricewaterhouseCoopers, LLP was December 22, 1998.

 APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO PREFERRED
              STOCKHOLDERS UPON THE EXERCISE OF CONVERSION RIGHTS.
                                (PROPOSAL NO. 3)

         Titan is seeking shareholder approval of the issuance of an unlimited number of shares of common stock upon conversion of Titan's Series A, Series B and Series C Convertible Preferred Stock to comply with NASDAQ rules. The shares of common stock would be issued at the election of the owners of the preferred stock under the conversion rights granted to the preferred stockholders.

         On September 17, 1999, Titan entered into a Subscription Agreement for the sale of shares of its newly-designated Series A Convertible Preferred Stock, and issued warrants for the purchase of up to an aggregate of 372,967 shares of Titan's common stock. In exchange for the Series A Preferred Stock and related warrants, Titan received $4,000,000 in cash. On March 7, 2000, Titan entered into a Subscription Agreement for the sale of shares of its newly-designated Series B Convertible Preferred Stock, and issued warrants for the purchase of up to an aggregate of 250,000 shares of Titan's common stock. In exchange for the Series B Preferred Stock and related warrants, Titan received $2,000,000 in cash. On June ___, 2000, Titan entered into a Securities Purchase Agreement for the sale of shares of its newly-designated Series C Convertible Preferred Stock, and issued warrants for the purchase of up to an aggregate of __________ shares of Titan's common stock. In exchange for the Series C Preferred Stock and related warrants, Titan received $1,300,000 in cash with an option to place an additional $1,000,000 under the same terms at the discretion of Titan. The rights of the owners of the preferred stock are described in the Certificates of Designations for each series, or in the amendments and restatements thereof (the "Certificates"). These Certificates include a description of the right of the preferred stockholders to convert their preferred stock into common stock of the Company. Under certain circumstances, the preferred stock may be converted into common stock at less than the market value of the common stock. The warrants issued in connection with the preferred stock are not exercisable at a discount to the market price on the date they were issued.

         NASDAQ SmallCap Market rules require that Titan obtain shareholder approval prior to the issuance for less than the greater of book or market value of a number of shares of the Company's common stock equal to, or exceeding, twenty percent of the number of shares of the Company's common stock outstanding prior to the issuance of the preferred stock. Because the Company may, under certain circumstances, be required to issue more than twenty percent of such number of outstanding shares of the Company's common stock at a discount to market price under the terms of the Certificates, the Board of Directors seeks the approval of the Company's shareholders of this proposal.

         The members of the Board of Directors of Titan unanimously approved the terms of the Certificates, and of the Series A, Series B and Series C Preferred Stock transactions.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         As of the date of this Proxy Statement, Titan has 3,973 shares of Series A Convertible Preferred Stock authorized, issued and outstanding. The Series A Convertible Preferred Stock is currently convertible by the holder at any time into shares of Titan's common stock at a fixed conversion price of $2.6812, which represents the average market price of Titan's common stock for the ten days prior to the issuance of the Series A Convertible Preferred Stock on September 17, 1999, the date Titan sold the Series A Convertible Preferred Stock. Commencing September 17, 2000, the conversion price is to be adjusted every six months to be the lesser of (a) 130% of the prior conversion price or
(b) 90% of the average market price for the ten days prior to such adjustment date. The conversion price is subject to further adjustment under certain other circumstances, including Titan's inability to provide the Series A Convertible Preferred stockholders with common stock certificates on a timely basis after receiving notice of their conversion, or Titan's failure to pay any applicable redemption price when due.

         Titan also has 2,000 shares of Series B Convertible Preferred Stock authorized, issued and outstanding. The Series B Convertible Preferred Stock was issued to the same two institutional investors that purchased the Series A Convertible Preferred Stock. The Series B Convertible Preferred Stock is currently convertible at any time into shares of Titan's common stock at a fixed conversion price of $1.75. Commencing March 7, 2001, the conversion price is to be adjusted every six months to be the lesser of (a) the prior conversion price or (b) the average market price for the ten days prior to such adjustment date. The conversion price is subject to further adjustment under certain other circumstances, including Titan's inability to provide the Series B Convertible preferred stockholders with common stock certificates on a timely basis after receiving notice of their conversion, or Titan's failure to pay any applicable redemption price when due.

         As of the date of this Proxy Statement, Titan also has 2,300 shares of Series C Convertible Preferred Stock authorized, and 1,300 issued and outstanding. The Series C Convertible Preferred Stock is currently convertible by the holder at any time into shares of Titan's common stock at a fixed conversion price of $0.95. Commencing December ___, 2000, the conversion price is to be adjusted every three months to be the lesser of (a) the prior conversion price, or (b) 80% of the three lowest closing bid prices over the ten consecutive trading days prior to such adjustment date. The conversion price is subject to further adjustment under certain other circumstances, including Titan's inability to provide the Series C Convertible Preferred stockholders with common stock certificates on a timely basis after receiving notice of their conversion, or Titan's failure to pay any applicable redemption price when due.

         For each series of preferred stock, a reduction of the conversion price results in an increase in the number of shares into which the preferred stock may be converted.

         Assuming this Proposal No. 3 is approved by shareholders and all 5,973 outstanding shares of the Series A and B Preferred Stock are converted after March 7, 2001 at the lowest applicable price and all of the possible 2,300 outstanding shares of the Series C Preferred Stock are converted after December ___, 2000, at the lowest applicable price, and all related warrants are converted when the market price equals or exceeds the strike price, the following table sets forth the number of common shares which may be issued and the aggregate percentage of the outstanding shares represented thereby (after giving effect to such additional shares) at different market price levels:

                                                      Number of                           Percentage of
             Market Price                           Common Shares                       Outstanding Shares
             ------------                           -------------                       ------------------
                 $1.00                                9,612,411                               35.45

                 $1.50                                7,020,316                               28.63

                 $2.00                                8,515,152                               32.73

                 $2.50                                8,073,708                               31.57

         Accordingly, approval of this Proposal No. 3 could result in substantial dilution to existing shareholders, if the preferred stock is converted after the fixed conversion prices expire at a time when market prices are lower. Under the terms of the Certificates, if this Proposal is not approved by shareholders and Titan is unable to issue all common shares due upon conversion of the preferred stock by reason of the Nasdaq limitation, Titan may be required to redeem such unconvertible shares of preferred stock for cash.

         Applicable law does not require the approval by the Company's stockholders of the terms of the Subscription Agreements or the issuance of common stock to the owners of the preferred stock under the Certificates. Nevertheless, NASDAQ rules require all NASDAQ SmallCap Market-listed companies to obtain shareholder approval to issue common stock, or securities convertible to common stock, that equals or exceeds twenty percent of its outstanding common stock (or twenty percent or more of the voting power in the company), prior to the issuance transaction for consideration less than the greater of book or market value of the shares. Under the Certificates, the shares of common stock to be issued pursuant to a conversion of the preferred stock may be issued at a discount to the market price at the time of the exercise of the conversion rights.

         As of the date of this Proxy Statement, Titan had 17,501,187 shares of common stock issued and outstanding. Consequently, under NASDAQ rules, Titan may not issue, at a discount, more than an aggregate of 3,436,237 shares, or twenty percent of the Company's outstanding common stock, unless it first obtains shareholder approval of the issuance. Because a full conversion of the preferred stock could result in the issuance of more than 3,500,237 shares, the Board of Directors seeks shareholder approval of the issuance of sufficient shares to satisfy all preferred stock conversion rights.

         One of the terms of the Class B Preferred Stock Subscription Agreement requires Titan to submit to shareholder vote this proposal to authorize the issuance of the common stock of the Company. By agreement, this shareholder approval is to be sought prior to August 15, 2000.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of common stock of Titan is required to authorize an issuance of all shares which may be required pursuant to the conversion rights of the Series A, Series B and Series C Preferred Stock. The Board of Directors recommends that you vote FOR the approval of the issuance of all shares required pursuant to the conversion rights in the Certificates. Shares represented by the proxies will be voted FOR the proposal unless a vote against the proposal or an abstention is specifically indicated on the proxy card.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 31, 2000, the Company had 17,501,187 shares of common stock outstanding. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of the common stock of the Company as of May 31, 2000; of all directors and executive officers of the Company; and of the directors and officers of the Company as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER                                          NUMBER OF SHARES                     PERCENT OF CLASS
                                                                             BENEFICIALLY OWNED
-----------------------------------------------------------------------------------------------------------------------------------
Francis S. Keery
8973 N. 45th Street                                                             3,674,772(1)                            20.73%
Phoenix, AZ 85028


Patrick Keery
8973 N. 45th Street                                                             2,978,549(2)                            16.87%
Phoenix, AZ 85028

Barbara S. Keery
12460 N. 116th Street                                                           3,329,756(3)                            19.01%
Scottsdale, AZ 85259


Harry H. Birkenruth
81 Ball Hill Road                                                                  45,000(4)                                *(6)
Storrs, CT 06268


H.B. Tony Turner
6116 East Yucca Road                                                               46,200(4)                                *(6)
Paradise Valley, AZ 85253

Robert P. Lobban
1326 E. Treasure Cove Dr.
Gilbert, AZ 85234                                                                  37,000(5)                                *(6)


Officers and Directors                                                            10,111,277                            56.31%
as a group (6 members)


        (1) Includes 225,000 shares underlying unexercised employee options.

        (2) Includes 150,000 shares underlying unexercised employee options.

        (3) Includes 16,650 shares underlying unexercised employee options.

        (4)      Includes 35,000 shares underlying unexercised options.

        (5) Includes 30,000 shares underlying unexercised employee options.

        (6)      Represents less than one percent.

                             EXECUTIVE COMPENSATION

         The table set forth below contains information about the remuneration received and accrued during the last three fiscal years from the Company and its subsidiaries by the CEO of the Company. None of the employees of the Company have received salary and bonuses of $100,000 or more in any calendar year.


                                                                                                     SECURITIES
                                                                                                     UNDERLYING
         NAME AND              YEAR      SALARY ($)      BONUS ($)           OTHER ANNUAL            OPTIONS OR
    PRINCIPAL POSITION                                                     COMPENSATION ($)           SARS (#)
---------------------------------------------------------------------------------------------------------------
Frank Keery                  1999        92,158               -0-               4,850                   50,000
Chairman/CEO                 1998        75,577             1,442               7,907                   75,000
                             1997        61,154             1,154               6,942                        0



         In December 1996, the Board of Directors of the Company adopted the Titan Motorcycle Co. of America Stock Option and Incentive Plan (the "Plan"). Under the Plan, Incentive Stock Options ("ISOs"), Non-qualified Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Dividend Equivalents and Performance Shares may be awarded to key employees and directors of Titan Motorcycle Co. of America and its subsidiaries.

         A committee consisting of at least two Board members is authorized to administer the Plan and is authorized to select from among eligible employees those persons who will receive awards, to select the appropriate form of awards and to determine the terms and conditions of such awards. After taking into consideration the March 1997 two-for-one forward split of the stock of the Company, the aggregate number of shares of stock subject to awards under the Plan may not exceed 6,000,000.

         The committee may make awards of ISOs, Non-qualified Stock Options, SARs, Restricted Stock, Dividend Equivalents and Performance Shares, or any combination of the foregoing, to officers and other key employees of the Company and its subsidiaries. For purposes of the Plan, the "key employees" are those employees who, in the opinion of the Committee, are mainly responsible for the continued growth, development and financial success of the Company. The committee is not required to make awards to every individual who is an officer or key employee, but it may not make any award to any individual who is not an officer, director or key employee.

         An ISO is a stock option that satisfies certain technical requirements specified in Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price specified in the option must equal the fair market value of the stock at the date of the grant, and the option must lapse no later than 10 years from the date of the grant. As a general rule, the stock subject to ISOs which are first exercisable by an employee in any calendar year may not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

         A Non-qualified Stock Option is any stock option other than an ISO. These options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for the favorable tax treatment provided by Section 422 of the Code. Subject to applicable federal and state securities laws, non-qualified options can be subject to such terms and conditions as the committee determines in its discretion. Thus, for example, a Non-qualified Stock Option could be granted which has an exercise price which is less than the stock's fair market value on the date of grant.

         A Stock Appreciation Right ("SAR") is the right granted to an employee to receive the appreciation in the value of a share of Company stock over a certain period of time. Under the Plan, the Company may pay that amount in cash or in Company stock or in a combination of both. SARs are often issued in conjunction with a grant of stock options to give the employee the cash necessary to exercise the option and/or pay the tax attributable to the exercise of the option (in the case of a Non-qualified Stock Option). Although SARs can be exercised independently of an option, in such cases, the underlying option lapses to the extent the SARs are exercised.

         The Plan also authorizes the committee to award Restricted Stock to employees. Under the Restricted Stock feature of the Plan, the employee is granted a specified number of shares of the Company's stock. However, his ownership with respect to such stock is subject to certain restrictions, and if the employee violates any of the restrictions during the period specified by the Committee, he forfeits his stock. The committee may, in its discretion, impose any restrictions on an employee's Restricted Stock Award. It may not, however, require the employee to make any payment for the Restricted Stock.

         The Plan authorizes the committee to grant dividend equivalents in connection with options. Dividend equivalents are rights to receive additional shares of Company stock at the time of exercise of the option to which such dividend equivalents apply. Dividend equivalents are always issued in connection with an option, however, they can be issued at the time the option is granted or after the option is granted.

         Under the Plan, the committee may grant performance share units to an employee which are to be credited to a performance share account maintained for the employee. Each performance share unit is deemed to be the equivalent of one share of Company stock. An award of performance shares does not entitle an employee to any ownership, dividend, voting, or other rights of a shareholder until distribution is made in the form of shares of stock. No employee may receive as performance shares units more than 30 percent of the aggregate number of shares that can be awarded under the Plan.

         As of May 31, 2000, the Company has granted ISOs and Non-qualified Stock Options for an aggregate of 1,285,000 shares of common stock. No grants have been made of any of the other categories of awards available under the Plan.

         Stock options awarded to officers and directors in fiscal year 1999 under the Plan of the Company are as follows:

                                    NUMBER OF                           % OF TOTAL
                                   SECURITIES                           OPTIONS/SARS          EXERCISE OR
                                   UNDERLYING             DATE            GRANTED TO           BASE PRICE      EXPIRATION
            NAME                  OPTIONS/SARS          AWARDED          EMPLOYEES IN           ($/SH)           DATE
                                     GRANTED (#)                         FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------
Frank Keery                          50,000             10/15/99            9.3%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------
Patrick Keery                        30,000             10/15/99            5.6%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------
Barbara Keery                        15,000             10/15/99            2.8%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------
Robert Lobban                        30,000             10/15/99            5.6%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------
Harry H. Birkenruth                  25,000             10/13/99            4.6%                 $1.80           10/13/09
                                     10,000             10/15/99            1.9%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------
H.B. Tony Turner                     25,000             10/13/99            4.6%                 $1.80           10/13/09
                                     10,000             10/15/99            1.9%                 $2.125          10/15/09
-----------------------------------------------------------------------------------------------------------------------------


         The Board of Directors of the Company held four meetings in fiscal year 1999 and two meetings to date in fiscal year 2000. All directors were present at these meetings.

         Each of the members of the Board of Directors of the Company serve for a one-year term, or until their successors are elected. Mr. Birkenruth and Mr. Turner have accepted appointments to serve as the only members of the audit and compensation committees of Titan's Board of Directors. The standing audit and compensation committees were established in the latter half of the fiscal year 1998, and held no formal meetings in that year. These committees have met twice each in fiscal year 1999. The compensation committee has been charged with the responsibility of evaluating and establishing compensation for the management of the Company. The audit committee has been charged with the responsibility of communicating with the auditors of the Company, and evaluating the accounting controls, functions and systems of the Company. The audit committee also evaluated the corporate opportunities referred to below in the Related Transactions section of this Proxy Statement.

None of the directors, officers or 5% owners of the stock of the Company is involved in any significant legal proceedings adverse to the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Each director and executive officer of Titan had a single failure to file a Form 4 report in fiscal year 1999, which is defined as a known failure to file. The change in stock ownership necessitating the Form 4 filings occurred as a consequence of the grant of common stock options in October, 1999. In December, 1999, an individual director acquired 1,200 shares of Titan common stock in a market transaction and failed to file a Form 4 report regarding the transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the formation of Titan Motorcycle Co. of America, Patrick Keery and Frank Keery had been conducting the business of after-market customizations of Harley Davidson(TM) motorcycles in the Phoenix area. This dealership is owned by the President and the CEO of the Company, and an independent third party. The dealership sells the products of the Company under the standard dealership contract of the Company without any special concessions or contract provisions.

         In early 1998, the CEO and the President of the Company joined with a third-party investor to purchase the Los Angeles, California and Las Vegas, Nevada dealerships of the Company. The third-party investor was a principal of an investment banking firm that has assisted the Company in capital raising functions and has an outstanding unsecured loan with Titan of approximately $2.8 million. These three individuals have formed a limited liability company known as BPF, LLC. The Los Angeles and Las Vegas dealerships have required significant capital infusions, at a time when the Company was unable to invest in any of its dealerships.

         During the second quarter of 1999, BPF, LLC purchased American Biker Houston of Houston, Texas. This purchase was made after independent directors of Titan voted to forego such purchase on behalf of the Company. American Biker was a Titan retail dealer and continues as a dealer for Titan under the new name of Titan of Houston.

         These dealerships are continuing to sell the products of the Company (as well as other non-Titan products) under the standard dealership contract of the Company without any special concessions or contract provisions.

         In its fiscal year 1999 ending January 1, 2000, the referenced Phoenix Titan dealership accounted for approximately 42% of total affiliated dealership sales. During the same period, the three dealerships now owned by BPF, LLC accounted for approximately 58% of the total.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in the year 2001 must submit the same in writing so as to be received at the executive office of the Company at 2222 West Peoria Avenue, Phoenix, Arizona 85029, on or before February 1, 2001. Such proposals should also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                             ADDITIONAL INFORMATION

The Consolidated Financial Statements and schedules thereto are incorporated by reference into this Proxy Statement. A copy of the above mentioned information is included in the Annual Report enclosed with this Proxy Statement. Additional copies are available to stockholders upon written request, or by means of a telephone call, to the secretary of the Company at the offices indicated on the first page of this Proxy Statement.

         THE STATEMENTS IN THIS PROXY STATEMENT AND ACCOMPANYING MATERIALS ARE FOR THE INFORMATION OF SHAREHOLDERS OF TITAN MOTORCYCLE CO. OF AMERICA. THIS PROXY STATEMENT AND ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO SELL NOR A SOLICITATION OR OFFER TO BUY ANY SECURITIES. NO ONE SHOULD BUY OR SELL ANY SECURITY BY REASON OF ANY STATEMENT IN THIS PROXY STATEMENT, OR ANY ACCOMPANYING MATERIALS.

                  DATED this ___ day of June, 2000

                                                     By Order of the Directors:


                                                     ---------------------------
                                                     FRANK KEERY, CEO

                         TITAN MOTORCYCLE CO. OF AMERICA
                             2222 West Peoria Avenue
                             Phoenix, Arizona 85029
                            Telephone (602) 861-6977

                                      PROXY

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 26, 2000


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned stockholder(s) appoint(s) Patrick Keery or Robert P. Lobban, with power of substitution, to represent and to vote on behalf of the undersigned, all of the shares of Common Stock of TITAN MOTORCYCLE CO. OF AMERICA which the undersigned is entitled to vote at the Meeting of the stockholders, to be held at 9:00 a.m. Local Time, at the Camelback Inn; 5402 East Lincoln Drive; Scottsdale, Arizona and at any adjournment thereof, revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the accompanying Proxy Statement, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2) and (3).

1.       ELECTION OF DIRECTORS

                  ( ) For all nominees listed below (except as marked to the contrary below).

                  ( ) Withhold authority to vote for all nominees listed below:

                           Francis S. Keery                 Barbara S. Keery

                           Patrick Keery                    Harry H. Birkenruth

                           H.B. Tony Turner

INSTRUCTION: (To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below).

__________________________

2. PROPOSAL TO APPROVE THE APPOINTMENT OF PricewaterhouseCoopers LLP as the independent public accountants of the corporation.

                   ( ) FOR          ( ) AGAINST               ( ) ABSTAIN

3. PROPOSAL TO AUTHORIZE THE ISSUANCE OF SHARES of the Company's common stock to preferred stockholders upon the exercise of conversion rights.

                   ( ) FOR          ( ) AGAINST               ( ) ABSTAIN

4. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). Where direction is not made, this proxy will be voted for proposals 1, 2 and 3.

Please sign this proxy exactly as the name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, guardian or other capacity, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign the partnership name by an authorized person.

         DATED this ______ day of ______________________, 2000.


Our records indicate the following:


                                                  ______________________________
                                                  Signature


                                                  ______________________________
                                                  Signature




                  PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY
                  BALLOT PROMPTLY USING THE ENCLOSED ENVELOPE.

             PLEASE MAKE CORRECTIONS TO THE INFORMATION SHOWN ABOVE.